                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         COMMUNICATION INTELLIGENCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set
         forth the amount on which the filing fee is calculated
         and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

 [LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                  JUNE 1, 1998
                            ------------------------

To the Stockholders of Communication Intelligence Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Communication Intelligence Corporation, a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 1, 1998, at 1:00 p.m. Pacific Time, for the following purposes, all as more fully described in the attached Proxy Statement:

1. To elect seven directors to serve until their respective successors are duly elected and qualified.

2. To approve an amendment to the Company's Certificate of Designations relating to its first series of 5% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") to cause the dividend and liquidation rights with respect thereto to be PARI PASSU with the Company's Series B 5% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock").

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company's common stock from 80,000,000 to 100,000,000.

4. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998.

5.  To transact such other business as may properly come before the Annual
    Meeting.

    The Board of Directors has fixed the close of business on April 8, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote on the matters proposed at, the Annual Meeting and any adjournments thereof.

                             YOUR VOTE IS IMPORTANT

    EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN EACH APPLICABLE PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING. IF YOU OWN SHARES IN MORE THAN ONE CLASS OF THE COMPANY'S STOCK, PLEASE COMPLETE A PROXY FOR EACH SUCH CLASS.
  IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.


Redwood Shores, California                     By Order of the Board of Directors

April   , 1998                                 /s/ Guido DiGregorio
                                               Guido DiGregorio
                                               President

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          ----------------------------

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxies are being furnished to stockholders of Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for the Company's Annual Meeting of Stockholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 1, 1998, at 1:00 p.m. Pacific Time, and any and all adjournments thereof (the "Annual Meeting").

    At the Annual Meeting, stockholders of the Company as of the close of business on April 8, 1998 (the "Record Date") will be asked to consider and vote upon the following: (i) the election of seven directors to serve until their respective successors are duly elected and qualified (Proposal 1); (ii) an amendment to the Company's Certificate of Designations relating to its first series of 5% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") to cause the dividend and liquidation rights with respect thereto to be PARI PASSU with the Company's Series B 5% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") (Proposal 2); (iii) an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock (Proposal 3); and (iv) the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998 (Proposal 4). This Proxy Statement and the accompanying proxies, together with a copy of the Company's Annual Report to Stockholders, are first being mailed or delivered to
stockholders of the Company on or about April       , 1998.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given the opportunity to address the stockholders if they so desire and will be available to respond to appropriate questions.

    WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO SIGN AND RETURN EACH APPLICABLE PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF YOU OWN MORE THAN ONE CLASS OF STOCK, PLEASE COMPLETE A PROXY FOR EACH SUCH CLASS. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

                               VOTING SECURITIES


    As of April 8, 1998 (the "Record Date"), the Company had outstanding 48,722,630 shares of common stock, par value $.01 per share (the "Common Stock"), 292,825 shares of Series A Preferred Stock and 240,000 shares of Series B Preferred Stock. Each holder of outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock as of the Record Date is entitled to one vote per share on all matters to come before the Annual Meeting. Holders of outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the Record Date (collectively, the "Shares") will vote as one class on the proposals presented at the Annual Meeting. In addition, holders of outstanding shares of Common Stock will vote separately as a class on Proposal 3. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

    Approval of Proposal 1 to elect seven directors requires the affirmative vote of a plurality of the Shares represented in person or by proxy at the Annual Meeting. Approval of Proposal 2 to amend the Company's Certificate of Designations and Proposal 3 to amend the Company's Amended and Restated Certificate of Incorporation requires, in each case, the affirmative vote of holders of a majority of the outstanding Shares. In addition, approval of Proposal 2 to amend the Company's Certificate of Designations required the affirmative vote of holders of seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock (which the Company obtained in November of
1997), and approval of Proposal 3 to amend the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Proposal 4 to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998 requires the affirmative vote of holders of a majority of the Shares represented in person or by proxy at the Annual Meeting.


    Each enclosed proxy provides that a stockholder who holds shares of a class of the Company's capital stock as of the Record Date may specify that his or her shares of that class be voted "for," "against" or "abstain" from voting with respect to each of the proposals presented at the Annual Meeting. (A separate proxy is included for each class of stock.) If an enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned and no specific instructions are indicated, your shares represented thereby will be voted FOR each of the proposals.


    Proxies marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.


    Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

    Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters which may be proposed properly at the Annual Meeting. As of the date hereof, the Company is not aware of any such amendment or modification or other matter to be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxyholders named therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth information as of April 8, 1998 with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table of this Proxy Statement under the heading "Executive Compensation" and (iv) all directors and executive officers of the Company as a group. THE NUMBERS AND PERCENTAGES SET FORTH IN THE FOLLOWING TABLE ASSUME THAT THE SHARES OF SERIES A AND SERIES B PREFERRED STOCK OUTSTANDING ON THE RECORD DATE WILL NOT BE CONVERTED INTO SHARES OF COMMON STOCK. For additional information concerning the terms of the Series A Preferred Stock and Series B Preferred Stock, including the conversion provisions, see the Company's Annual Report to Stockholders for the year ended December 31, 1997 which accompanies this Proxy Statement.



                                                           SERIES A PREFERRED STOCK  SERIES B PREFERRED STOCK
                                       COMMON STOCK
                                 ------------------------  ------------------------  ------------------------
             NAME                  NUMBER       PERCENT      NUMBER       PERCENT      NUMBER       PERCENT         COMBINED
      OF BENEFICIAL OWNER         OF SHARES    OF CLASS     OF SHARES    OF CLASS     OF SHARES    OF CLASS     VOTING PERCENT**
-------------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------------
Philip Sassower(1).............    9,304,144        19.1%          --           --       40,070         16.7%            19.0%
CIC Standby Ventures, L.P.(2)..    9,000,000        18.5           --           --           --           --             18.3
Guido DiGregorio(3)............       99,997           *           --           --           --           --                *
James Dao(4)...................    4,161,809         8.5           --           --           --           --              8.4
C.B. Sung(5)...................      545,823         1.1           --           --           --           --              1.1
Donald R. Scheuch(6)...........       96,647           *           --           --           --           --                *
Michael A. Braun(7)............           --          --           --           --           --           --               --
Jeffrey Steiner(8).............           --          --           --           --       40,000         16.7                *
Jess M. Ravich(9)..............      790,878         1.6        9,200          3.1%          --           --              1.6
Elliott Associates, L.P.(10)...           --          --      114,223         39.0           --           --                *
Westgate International,
  L.P.(10)(11).................           --          --      114,402         39.1           --           --                *
Paul E. Singer(10)(11).........           --          --      228,625         78.1           --           --
Lakeshore International
  Ltd.(12).....................           --          --       30,000         40.2           --           --                *
Salomon Brothers, Inc.(13).....           --          --       20,000          6.8           --           --                *
Philip S. Sassower 1996
  Charitable Remainder Annuity
  Trust(14)....................           --          --           --           --       16,000          6.7                *
Fairchild Holding Corp.(15)....           --          --           --           --       40,000         16.7                *
Michael G. Jesselson 12/18/80
  Trust(16)....................           --          --           --           --       12,000          5.0                *
October 1983 Trust FBO
  Jesselson Grandchildren(16)..           --          --           --           --       20,000          8.3                *
Michael G. Jesselson(16)(17)...           --          --           --           --       40,000         16.7                *
Sachs Investing Co.(18)........           --          --           --           --       20,000          8.3                *
SAMCO Partners, L.P.(19).......           --          --           --           --       15,000          6.3                *
Michael A. Steinberg(19)(20)...           --          --           --           --       24,660         10.3                *
All directors and executive
  officers as a group (8
  persons).....................   14,208,420        28.6%       9,200          3.1%      40,070         16.7%            28.4%


------------------------

*   Less than 1%.


** The combined voting percentage information set forth in this table is based on the assumption that each holder of outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the Record Date has one vote per share and of such shares vote together as a class.

(1) The number of shares of Common Stock includes (a) 9,000,000 shares held by CIC Standby Ventures, L.P., a Delaware limited partnership of which Mr. Sassower is the sole general partner ("Standby Ventures"), as reflected in the table, (b) 113,251 shares beneficially owned by the Philip S. Sassower 1996 Grantor Retained Annuity Trust and 72,804 shares beneficially owned by the Philip S. Sassower 1998 CIC Standby Ventures, L.P. Grantor Retained Annuity Trust (together, the "Grantor Trusts"), two trusts in which Mr. Sassower is the sole trustee, and (c) 110,000 shares issuable upon the exercise of stock options held by Mr. Sassower which are exercisable within 60 days of April 8, 1998. Mr. Sassower may be deemed to beneficially own the shares of Common Stock held by Standby Ventures and by the Grantor Trusts. The number excludes shares owned, directly or indirectly, by Mr. Sassower's wife, Susan O. Sassower. Mr. Sassower disclaims beneficial ownership of the shares owned by his wife. The number of shares of Series B Preferred Stock includes 24,070 shares held by Mr. Sassower directly and 16,000 shares held by the Philip S. Sassower 1996 Charitable Remainder Annuity Trust (the "Remainder Trust"). Mr. Sassower may be deemed to beneficially own the shares held by the Remainder Trust. Mr. Sassower and his spouse are co-trustees of the Remainder Trust. The business address of Mr. Sassower is Phoenix Enterprises LLC, 135 East 57th Street, 12th Floor, New York, New York 10022. Mr. Sassower is the Co-Chief Executive Officer and Secretary of the Company, as well as Chairman of the Executive and Finance Committees of the Company's Board of Directors. See "Certain Relationships and Related Transactions".


(2) Mr. Sassower is the sole general partner of Standby Ventures and may be deemed to beneficially own the shares of Common Stock held by Standby Ventures. The business address of Standby Ventures is c/o WinSass Corporate Services LLC, 314 West Main, Suites 3&5, Lewisville, Texas 75057. See "Certain Relationships and Related Transactions."

(3) Represents 99,997 shares of Common Stock issuable upon the exercise of stock options which are exercisable within 60 days of April 8, 1998. The business address of Mr. DiGregorio is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065.

(4) Includes 660,000 shares of Common Stock issuable upon the exercise of stock options which are exercisable within 60 days of April 8, 1998 and excludes 140,769 shares of Common Stock or options to purchase such shares held by Mr. Dao's spouse, Karen Kellenbach. The business address of Mr. Dao is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065.

(5) Includes (a) 363,717 shares held by the Sung Family Trust of which Mr. Sung is a trustee, (b) 10,106 shares held by the Sung-Kwok Foundation of which Mr. Sung is the Chairman and (c) 172,000 shares of Common Stock issuable upon the exercise of stock options or warrants which are exercisable within 60 days of April 8, 1998. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation. The business address of Mr. Sung is c/o Sandy Williams, UNISON Group, 651 Gateway Boulevard, #880, South San Francisco, California 94080.

(6) Includes (a) 26,129 shares held by Dr. Scheuch directly, (b) 72,647 shares held by the Scheuch Family Living Trust of which Dr. Scheuch is a trustee, and (c) 24,000 shares of Common Stock issuable upon the exercise of stock options which are exercisable within 60 days of April 8, 1998. Dr. Scheuch may be deemed to beneficially own the shares held by the trust. The business address of Dr. Scheuch is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065.

(7) The business address of Mr. Braun is Neuron Data, Inc., 1310 Villa, Mountain View, California 94041.

(8) Represents 40,000 shares of Series B Preferred Stock held by Fairchild Holding Corp., a wholly-owned subsidiary of RHI Holdings, Inc. ("RHI"). Mr. Steiner is Chairman, President and CEO of RHI, and may be deemed to beneficially own the shares held by Fairchild Holding Corp. Mr. Steiner's business address is c/o The Fairchild Corporation, P.O. Box 10803, Chantilly, Virginia 20153. See "Certain Relationships and Related Transactions."

(9) The number of shares of Common Stock includes (a) 10,500 shares held by Libra Investments, Inc. ("Libra") of which Mr. Ravich is Chairman and CEO,
    (b) 150,745 shares held by the Ravich Revocable Trust of 1989 (the "Ravich Trust"), of which Mr. Ravich is the trustee, (c) 338,750 shares issuable upon the exercise of warrants which are exercisable within 60 days of April 8, 1998 held by Libra, and (d) 190,883 shares issuable upon the exercise of warrants which are exercisable within 60 days of April 8, 1998 held by the Ravich Trust. The number of Series A Preferred Stock represents 9,200 shares of Series A Preferred Stock held by the Ravich Trust. Mr. Ravich is the Chairman, CEO and majority shareholder of Libra and a trustee of the Ravich Trust, and may be deemed to beneficially own the shares held by or issuable to such entities. Mr. Ravich's business address is Libra Investments, Inc., 11766 Wilshire Blvd., Suite 870, Los Angeles, California 90025. Libra has acted as placement agent for the Company in connection with private placements consummated by the Company in November 1995, June 1996 and December 1996. See "Certain Relationships and Related Transactions."

(10) Mr. Paul E. Singer, and an entity controlled by him, are the general partners of Elliott Associates, L.P. ("Elliot") and may be deemed to beneficially own all of the shares of the Company's stock held by Elliott and Westgate International, L.P. The business address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019.

(11) Westgate International, L.P. ("Westgate") is a wholly-owned subsidiary of Elliott Associates, L.P. Mr. Paul E. Singer, one of the general partners of Elliott Associates, L.P., may be deemed to beneficially own all of the shares of the Company's stock held by Elliott and Westgate. The business address of Westgate International, L.P. is c/o Stonington Management Corp., 712 Fifth Avenue, New York, New York 10019.

(12) The business address of Lakeshore International Ltd. is Attn: Dale Willenberg, c/o Global Capital Management, Inc., 601 Carlson Parkway, Suite 200, Minnetonka, Minnesota 55305.

(13) The business address of Salomon Brothers Inc. is 7 World Trade Center, 42nd Floor, New York, New York 10048.

(14) Mr. Philip Sassower (the Company's Co-Chief Executive and Chairman of the Company's Executive and Finance Committees) and his wife, Susan O. Sassower, are co-trustees of the Remainder Trust. Mr. Sassower may be deemed to beneficially own the shares of Series B Preferred Stock held by the Remainder Trust as reflected in footnote (1) above. The business address of the Remainder Trust is 135 East 57th Street, 12th Floor, New York, New York 10022.

(15) Fairchild Holding Corp. is a wholly-owned subsidiary of RHI Holdings, Inc. Jeffrey Steiner is Chairman, President and CEO of RHI and may be deemed to beneficially own the shares of Series B Preferred Stock held by Fairchild. The business address of Fairchild Holding Corp. is c/o The Fairchild Corporation, P.O. Box 10803, Chantilly, Virginia 20153. See "Certain Relationships and Related Transactions."

(16) Michael G. Jesselson is the trustee of the Michael G. Jesselson 12/18/80 Trust and the October 1983 Trust FBO Jesselson Grandchildren and may be deemed to beneficially own all of the shares of the Company's stock held by such trusts. The business address of the Michael G. Jesselson 12/18/80 Trust and the October 1983 Trust FBO Jesselson Grandchildren is c/o Michael G. Jesselson, Trustee, 1301 Avenue of the Americas, Suite 4101, New York, New York 10019.

(17) Includes (a) 12,000 shares of Series B Preferred Stock held by the Michael
    G. Jesselson 12/18/80 Trust, (b) 20,000 shares of Series B Preferred Stock held by the October 1983 Trust FBO Jesselson Grandchildren and (c) 8,000 shares of Series B Preferred Stock held by the Benjamin J. Jesselson 12/18/80 Trust. Michael G. Jesselson is trustee of each of the aforementioned trusts, and may be deemed to beneficially own all of the shares of the Company's stock held by such trusts.

    Mr. Jesselson's business address is 1301 Avenue of the Americas, Suite 4101, New York, New York 10019.

(18) The business address of Sachs Investing Co. is c/o Marvin Sachs, 155 East 55th Street, Suite 5F, New York, New York 10022.

(19) Michael A. Steinberg is the general partner of SAMCO Partners, L.P. ("SAMCO") and may be deemed to beneficially own the shares held by SAMCO. The business address of SAMCO Partners, L.P. is c/o Steinberg Asset Management Co., Inc., 12 East 49th Street, Suite 1202, New York, New York 10017.

(20) Includes (a) 15,000 shares of Series B Preferred Stock held by SAMCO Partners, L.P. of which Mr. Steinberg is general partner, (b) 60 shares of Series B Preferred Stock held jointly by Michael Steinberg, James Steinberg and Carole Krumland, (c) 600 shares of Series B Preferred Stock held by the Michael A. Steinberg Profit Sharing Trust FBO Armena Joan Steinberg, of which Mr. Steinberg is a trustee, and (d) 9,000 shares of Series B Preferred Stock held by the Michael A. Steinberg Profit Sharing Trust FBO Michael A. Steinberg, of which Mr. Steinberg is a trustee. Mr. Steinberg may be deemed to beneficially own all of the shares held by SAMCO and the two aforementioned trusts. Mr. Steinberg's business address is Steinberg Asset Management Co., Inc., 12 East 49th Street, Suite 1202, New York, New York 10017.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company, and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 1997 all Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis, except that Dr. Donald Scheuch filed late a Form 4 for October 1997 and Mr. C.B. Sung filed late a Form 4 for November 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the Board of Directors shall consist of such number of directors, with a minimum of three, as the Board of Directors may determine from time to time. Currently, the Board has determined that the authorized number of directors is seven. The seven persons listed below are the nominees for election as directors at the Annual Meeting. Each director elected at this Meeting will serve until his successor is duly elected and qualified or his earlier resignation, removal or disqualification.

    Unless otherwise instructed, the proxyholders named in the accompanying proxies will vote the shares represented by proxies received by them for the election of the seven nominees to the Board of Directors named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated by the present Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are properly nominated for election as directors, the proxyholders intend to vote all proxies received by them for the election of as many of the nominees listed below as possible. The proxies cannot be voted for a greater number of persons than the number of nominees named.

DIRECTOR NOMINEES

    The following table sets forth certain information concerning the nominees:

                                                                                                         YEAR FIRST ELECTED
NAME                                                                                            AGE         OR APPOINTED
------------------------------------------------------------------------------------------      ---      -------------------
Michael A. Braun..........................................................................          48           --
James Dao.................................................................................          60             1981
Guido DiGregorio..........................................................................          59             1997
Jess M. Ravich............................................................................          40           --
Philip Sassower...........................................................................          58             1994
Jeffrey Steiner...........................................................................          60           --
C.B Sung..................................................................................          73             1986

    The business experience of each of the director nominees for at least the past five years includes the following:

    MICHAEL A. BRAUN has been the President and CEO of Neuron Data, Inc. (a software company) since 1996. From 1995 to 1996, Mr. Braun was Chairman of the Board of Interactive Multimedia Association, a multimedia trade association ("IMA"), which with his assistance was founded in 1990. Mr. Braun served as President and CEO of Kaleida Labs, Inc. (a multimedia software company) from 1993 to 1996, and, from 1972 to 1993, Mr. Braun held various executive and managerial positions at IBM Corporation.

    JAMES DAO, the Company's founder in 1981, has been the Chairman of the Board of the Company since 1992. Mr. Dao also served as Chief Executive Officer of the Company from 1981 to 1997 and the President of the Company from 1981 to 1995 and from 1996 to 1997. Mr. Dao was appointed as Co-Chief Executive Officer in 1997. From 1970 to 1980, Mr. Dao was Chief Executive Officer of Etec Systems (a producer of semi-conductor manufacturing equipment) which he founded.

    GUIDO DIGREGORIO was appointed President and Chief Operating Officer of the Company in November 1997. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitrom Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

    JESS M. RAVICH has been the Chairman of the Board, Chief Executive Officer and a majority stockholder of Libra Investments, Inc. (a registered broker-dealer) since he founded Libra in 1991. Mr. Ravich serves on the Board of Directors of Cherokee, Inc. (a clothing manufacturer), ACTV, Inc. (a developer of individualized television programming) and several privately-held companies.

    PHILIP SASSOWER has been Co-Chief Executive Officer of the Company and Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company which assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of BP Restaurants, L.P., CIC Standby Ventures, L.P. and Phoenix Searex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been a member and the Chief Executive Officer of B.P. Acquisition L.L.C. (owner of shares of stock in several companies which operate a restaurant chain in Texas and California) and since 1997 he has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters).

    JEFFREY STEINER has been Chairman of the Board, Chief Executive Officer and a director of The Fairchild Corporation (a company in the fields of aerospace and high technology) since 1985 and has been President since 1991. He also serves as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace (distributor and lessor of aircraft parts and engines) since September 1993 and as Chairman, Chief Executive Officer and President of RHI Holdings, Inc. (a holding company of The Fairchild Corporation) since 1988. From July 1992 through December 1993, Mr. Steiner was a Vice Chairman of the Board of Rexnord Corporation. Mr. Steiner was also Vice Chairman of Shared Technologies Fairchild until January 1998, when the Company was acquired by Intermedia. He currently serves as a director of the Franklin Corporation and the Copley Fund.

    C.B. SUNG has been the Chairman and Chief Executive Officer of Unison Group, Inc. (a multi-national corporation involved in manufacturing, computer systems and software development, international investment and trade) since 1986. He has been a member of the Board of Directors of Capital Investment of Hawaii, Inc. (real estate and security investing and wholesale bakery) since 1985, and serves on the Board of Directors of several private companies.

OTHER DIRECTOR INFORMATION

    The Company's affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company's affairs through oral and written reports by management, Board and committee meetings and other means. The Company's directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company's affairs.

    Directors of the Company serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between the Company's directors and executive officers. For certain relationships between the Company and its directors or director nominees, see "Certain Relationships and Related Transactions."

    In 1994, the Company agreed to use its best efforts to appoint Mr. Sassower or his designee as a member of the Company's Board of Directors until neither Mr. Sassower nor any of his assigns hold any of the 2,000,000 of Common Stock issuable upon the exercise of warrants issued by the Company to Mr. Sassower in 1994 pursuant to financings provided by Mr. Sassower and/or his designee. The warrants were subsequently transferred to CIC Standby Ventures, L.P., of which Mr. Sassower is the general partner. In January 1997, Standby Ventures exercised the warrants in full and received 1,686,275 shares of Common Stock in connection therewith. See "Certain Relationships and Related Transactions."

    Mr. Michael McFarland and Mr. George Clayson resigned as directors of the Company in June and November of 1997, respectively. Dr. Donald Scheuch is not standing for re-election and will retire after the election of directors at the Annual Meeting.

BOARD COMMITTEES

    The Company's Board of Directors has five committees as set forth below. The members of each committee are appointed by the Board of Directors.

    EXECUTIVE COMMITTEE. In March 1997, the Board of Directors formed an Executive Committee to provide management with advice on significant matters and acts at times when the full Board of Directors is not immediately available. The members of the Executive Committee are James Dao, Philip Sassower and C.B. Sung.

    AUDIT COMMITTEE. The Audit Committee generally reviews the scope and results of the audit by the Company's independent auditors and reviews the Company's procedures for establishing and monitoring internal accounting controls. The members of the Audit Committee are Philip Sassower, Donald Scheuch and C. B. Sung.

    COMPENSATION COMMITTEE. The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements. The members of Compensation Committee are Philip Sassower, Donald Scheuch and C.B. Sung.

    FINANCE COMMITTEE. The Finance Committee develops strategies for the financing and development of the Company and monitors and evaluates progress towards established objectives. The members of the Finance Committee are James Dao, Philip Sassower, C.B. Sung and Donald R. Scheuch.

    STOCK OPTION COMMITTEE. The Stock Option Committee administers the Company's stock option plans. The members of the Stock Option Committee are Philip Sassower, Donald Scheuch and C.B. Sung.

    The Board of Directors does not have a standing nominating committee.

BOARD AND COMMITTEE MEETINGS

    During 1997, the Board of Directors held four formal meetings and also acted on a number of occasions by unanimous written consent. The Committees held meetings jointly with the formal Board meetings. For the year ended December 31, 1997, each incumbent director participated in at least 75% of the total number of formal meetings of the Board and each Committees on which he served other than Dr. Scheuch as to committees on which he serves.

DIRECTOR COMPENSATION

    For their services as directors of the Company, all non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors are also eligible to receive stock options.

During 1997, Philip Sassower, and C.B. Sung were each granted options to purchase 25,000 shares of Common Stock at an exercise price of $1.59, which options expire on November 17, 2004. Also during 1997, as part of his employee compensation, Guido DiGregorio received options to purchase 600,000 shares of Common Stock at an exercise price of $1.59 which options expire on November 10, 2004.

REQUIRED AFFIRMATIVE VOTE

    APPROVAL OF PROPOSAL I TO ELECT SEVEN DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE EACH OF THE NOMINEES NAMED HEREIN.

                               EXECUTIVE OFFICERS

    The following table sets forth, as of April 8, 1998, the name and age of each executive officer of the Company, and all positions and offices of the Company presently held by each of them.

                                                                                                    DATE FIRST
                                                                                                   APPOINTED TO
                                                                                                      PRESENT
             NAME AND AGE                                       POSITION                             POSITION
---------------------------------------  -------------------------------------------------------  ---------------
Guido DiGregorio, 59                     President and Chief Operating Officer                         1997

Philip S. Sassower, 58                   Co-Chief Executive Officer and Chairman of the                1997
                                           Executive Committee
                                         Chairman of the Finance Committee                             1995

James Dao, 60                            Co-Chief Executive Officer                                    1997
                                         Chairman of the Board                                         1981

    The business experience of each of the current executive officers of the Company for at least the past five years includes the following:

    GUIDO DIGREGORIO was appointed as President and Chief Operating Officer of the Company in November 1997. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitrom Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions rising to the position of General Manager of an industrial automation business.

    PHILIP SASSOWER has been Co-Chief Executive Officer of the Company and Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company which assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of BP Restaurants, L.P., CIC Standby Ventures, L.P. and Phoenix Searex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been a member and the Chief Executive Officer of B.P. Acquisition L.L.C. (owner of shares of stock in several companies which operate a restaurant chain in Texas and California) and since 1997 he has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters).

    JAMES DAO, the Company's founder in 1981, has been the Chairman of the Board of the Company since 1992. Mr. Dao also served as Chief Executive Officer of the Company from 1981 to 1997 and was the President of the Company from 1981 to 1995 and from 1996 to 1997. Mr. Dao was appointed as Co-Chief Executive Officer in 1997. From 1970 to 1980, Mr. Dao was Chief Executive Officer of Etec Systems (a producer of semi-conductor manufacturing equipment) which he founded.

                             EXECUTIVE COMPENSATION

    The following table sets forth compensation awarded to, earned by or paid to the Company's President, regardless of the amount of compensation, and each executive officer of the Company serving as of December 31, 1997 whose total annual salary and bonus for 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                               ANNUAL COMPENSATION     -------------
                                                                            -------------------------   SECURITIES
                                                                                        OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                                        YEAR       SALARY    COMPENSATION      OPTIONS
---------------------------------------------------------------  ---------  ----------  -------------  -------------
Guido DiGregorio(1)............................................       1997  $   22,375       --            600,000
  President and Chief
  Operating Officer

James Dao......................................................       1997  $  213,811    $   7,477(2)      --
  Co-Chief Executive                                                  1996     199,700        7,305(2)      --
  Officer                                                             1995     267,820(3)       7,217(2)      --

Francis V. Dane(4).............................................       1997  $  133,900       --             --
  (Former Vice President                                              1996     129,437       --            100,000
  and Secretary)                                                      1995     130,138       --             --

------------------------

(1) In November 1997, Mr. DiGregorio was appointed as the Company's President and Chief Operating Officer, and is currently paid a salary at the annual rate of $180,000.

(2) Includes the estimated economic benefit received by Mr. James Dao related to a life insurance policy, the premiums of which were paid by the Company ($5,857 for 1997, $5,465 for 1996 and $5,154 for 1995) and the cost of an automobile lease.

(3) To assist the Company through periods of cash constraints, Mr. Dao elected to defer 50% of his salary from September 1994 through September 1995. In December 1995, the Company paid the deferred amounts to Mr. Dao.

(4) In December 1997, Mr. Dane resigned as the Company's Vice President and Secretary.

                             OPTION GRANTS IN 1997

    The following table sets forth certain information concerning the grant of stock options in 1997 to the Named Executive Officers.

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF STOCK
                                                    PERCENTAGE TO                                       PRICE APPRECIATION FOR
                                                    TOTAL OPTIONS                                           OPTION TERM(1)
                                       OPTIONS       GRANTED TO                                         ----------------------
NAME                                   GRANTED    EMPLOYEES IN 1997   EXERCISE PRICE   EXPIRATION DATE      5%         10%
------------------------------------  ---------  -------------------  ---------------  ---------------  ----------  ----------

Guido DiGregorio....................    600,000            35.0%         $    1.59          11/10/04    $  391,582  $  909,519

James Dao...........................     --              --                 --               --             --          --

Francis V. Dane.....................     --              --                 --               --             --          --

------------------------

(1) On November 10, 1997 (the date of grant), the closing sale price of the Common Stock on The Nasdaq SmallCap Market was $1.59 per share. Assumes that such closing price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively.

         AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

    The following table sets forth certain information concerning the Named Executive Officers in respect to the exercise of options in 1997, the number of shares covered by exercisable and unexercisable stock options at December 31, 1997 and the aggregate value of exercisable and unexercisable "in-the-money" options at December 31, 1997.

                                                                         NUMBER OF SECURITIES
                                                                              UNDERLYING        VALUE OF UNEXERCISED
                                                                              UNEXERCISED       IN-THE-MONEY OPTIONS
                                            SHARES                         OPTIONS AT FISCAL         AT FISCAL
                                           ACQUIRED                            YEAR-END             YEAR-END(2)
                                              ON             VALUE          EXERCISABLE(E)/       EXERCISABLE(E)/
NAME                                       EXERCISE       REALIZED(1)      UNEXERCISABLE(U)       UNEXERCISABLE(U)
---------------------------------------  -------------  ---------------  ---------------------  --------------------

Guido DiGregorio.......................       --              --                  16,666(E)/       $     --      (E)
                                                                                 583,334(U)              --      (U)

James Dao..............................       --              --                 660,000(E)/       $      534,600(E)
                                                                                 660,000(U)        $      534,600(U)

Francis V. Dane........................           --              --             178,106(E)/       $      116,984(E)
                                                                                  92,000(U)        $        9,720(U)

------------------------

(1) Determined by using the difference between the closing sale prices of the Common Stock on the Nasdaq SmallCap Market as of the date of exercise and the exercise price of such options.

(2) Determined by using the difference between the closing sale price of the Common Stock on the Nasdaq SmallCap Market as of December 31, 1997 and the exercise price of such options.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

    The Compensation Committee and Stock Option Committee have provided the following Report.

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Committees' compensation philosophy is based upon the belief that the success of the Company results from the coordinated efforts of all employees working as a team to achieve objectives of providing superior products and services to the Company's customers and maximizing the Company's value for the benefit of its stockholders.

    The Company's compensation programs are designed to attract, retain and reward personnel whose individual and team performance contributes significantly to the short and long-term objectives of the Company. The Company's executive compensation programs are guided by the following principles, which may also be considered in making compensation decisions for employees:

    - To ensure competitiveness, the Company monitors industry standards and considers this information when it makes compensation decisions.

    - The compensation of executive officers is affected by individual, team and overall Company performance. Overall Company performance is based upon achievement of strategic and operating goals. Such factors include revenues generated, technology validations, timely product introductions, capturing market share and preservation of and increases in stockholder value. Individual and team performance is considered to the extent of whether departmental goals are achieved within the time and budget constraints of Company operating plans. Additionally, individual performance is measured, in part, against the extent to which an individual executive officer is able to foster team spirit and loyalty and minimize employee turnover.

    METHODS OF COMPENSATION. The key elements of the Company's executive compensation program consist primarily of base salary and stock options. Base salary for the Company's executive officers is generally determined by performance, the combined base salary and annual bonus for competitive positions in the industry and general market and Company conditions. Currently, the Company does not have an annual bonus plan. The Committees believe that the use of stock options as a means of compensation provide an incentive for executives and align their interests with those of the stockholders. All employees are eligible to receive stock options under the Company's stock option plans. Options are granted by the Company's Stock Option Committee upon recommendations by management.

    PRESIDENT'S COMPENSATION. Mr. Guido DiGregorio, the President of the Company, was appointed by the Board of Directors in November 1997. The President's compensation was determined after consideration of the same principles and factors used in the determination of compensation for the other executive officers of the Company. Mr. DiGregorio currently receives an annual salary of $180,000. In November 1997, Mr. DiGregorio received options to purchase 600,000 shares of Common Stock at the exercise price of $1.59 per share in connection with his appointment. The Company does not currently have an employment agreement with Mr. DiGregorio.

COMPENSATION COMMITTEE                                    STOCK OPTION COMMITTEE
--------------------------------------------------------  --------------------------------------------------------

Philip Sassower                                           Philip Sassower
Donald R. Scheuch                                         Donald R. Scheuch
C.B. Sung                                                 C.B. Sung

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In November 1997, Philip S. Sassower, who serves as a member of the Company's Compensation and Stock Option Committees, was appointed as the Company's Co-Chief Executive Officer. Notwithstanding the foregoing, the Company did not pay Mr. Sassower any compensation for his services as an executive officer of the Company. Mr. Sassower did, however, receive $150,000 in fees and certain reimbursed office expenses from the Company in 1997 for his consulting services. See "Certain Relationships and Related Transactions." No other executive officer is a member of the Compensation or Stock Option Committees.

COMPENSATION AND TERMINATION OF EMPLOYMENT

    The Company does not currently have a written employment agreement with James Dao. However, on August 1, 1988, the Company's Board of Directors passed a resolution approving a payment to Mr. Dao upon on his termination by the Board of Directors (the "Termination Payment"), the majority of the members of which was to change after August 2, 1988. The Termination Payment shall be equal to 299% of the average of his annual salary for the five taxable years ending prior to such termination. The Termination Payment is to be made in an undetermined number of equal monthly installments.

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires the Company to include in this Proxy Statement a graph comparing the Company's cumulative five-year return on its Common Stock with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. This performance graph compares the cumulative five-year returns on the Common Stock with the Nasdaq Computer and Data Processing Index and the Nasdaq Index. In September 1991, the Common Stock was first listed on the Nasdaq SmallCap Market and in June 1993 it was listed on the Nasdaq National Market. In July 1994, the Common Stock was delisted from Nasdaq and from July 1994 to July 1996, the Common Stock was quoted on the OTC Bulletin Board. In July 1996, the Common Stock was relisted on the Nasdaq SmallCap Market.

                      Comparison of Five-Year Total Return
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

US DOLLARS

                        Communication Intelligence
                                       Corporation   Nasdaq Computer & Data Processing Index
12/31/92                                     $ 100                                     $ 100
12/31/93                                        69                                       106
12/31/94                                        13                                       129
12/31/95                                        60                                       196
12/31/96                                        69                                       242
12/31/97                                        33                                       297

US DOLLARS

              Nasdaq Stock Market Index (US & Foreign)
12/31/92                                         $ 100
12/31/93                                           116
12/31/94                                           112
12/31/95                                           158
12/31/96                                           193
12/31/97                                           236

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    PRINCIPAL STOCKHOLDERS. In January 1997, CIC Standby Ventures, L.P., a Delaware limited partnership ("Standby Ventures") of which Mr. Philip Sassower, the Company's Co-Chief Executive Officer, is the general partner, exercised in full the following warrants: (i) warrants to purchase 2,000,000 shares of Common Stock with an exercise price of $0.50 per share (the "Note Warrants"); and (ii) warrants to purchase 1,563,000 shares of Common Stock with an exercise price of $1.00 per share (the "Bridge Warrants"). The Note Warrants and the Bridge Warrants were issued by the Company in 1994 and 1995, respectively, pursuant to financings provided to the Company by Standby Ventures and its sole general partner (Mr. Philip Sassower). Pursuant to such warrant exercises, Standby Ventures received an aggregate of 2,759,000 shares of Common Stock under the cashless exercise provisions contained in the warrants. Philip Sassower, Chairman of the Executive Committee of the Company's Board of the Directors, is the sole general partner of Standby Ventures. As of April 8, 1998, Standby Ventures beneficially owned approximately 18.5% of the Company's outstanding Common Stock.

    DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS. In January 1996, the Company retained Mr. Philip Sassower, a member of the Board of Directors, as a financial consultant for financial and investor relations matters. Pursuant to such consulting arrangement, Mr. Sassower was paid an aggregate of $100,000 in 1996 by the Company. In 1997, Mr. Sassower became Chairman of the Company's Executive Committee and Co-Chief Executive Officer of the Company and increased his time commitments to the Company. To compensate Mr. Sassower for his additional time commitments and to reimburse him for certain office expenses, the Company increased the consulting fees to be paid to Mr. Sassower for 1997 to $150,000.

    In November 1997, Mr. Sassower and the Philip S. Sassower 1996 Charitable Remainder Annuity Trust purchased an aggregate of 24,070 and 16,000 shares of Series B Preferred Stock, respectively, pursuant to the Company's private placement, for an aggregate purchase price of $601,750 and $400,000, respectively.

    In April 1994, the Company loaned $210,000 to Mr. James Dao, the Company's Chairman of the Board and Co-Chief Executive Officer, pursuant to a promissory note due April 1, 1996 which bore interest at the highest marginal rate applicable to the Company's borrowing or the highest rate allowable by law, whichever is lower. In 1996, the due date of the promissory note was extended to April 1, 1998. As of March 25, 1998, the promissory note bore interest at 10% per annum and the outstanding principal and accrued interest due on the promissory note was $270,000. The promissory note is secured by 103,450 shares of Common Stock owned by Mr. Dao.

    Jess Ravich, a director nominee, is the Chairman of the Board and CEO of Libra Investments, Inc. ("Libra"). Libra has acted as the Company's placement agent for the private placement of 450,000 shares of Series A Preferred Stock in December 1996 and, in connection therewith, the Company paid Libra an aggregate of $675,000 in commissions and issued to Libra (or its designees) five-year warrants to purchase an aggregate of 337,500 shares of Common Stock (subject to adjustments), with an exercise price of $2.50 per share. The Ravich Revocable Trust of 1989 was one of Libra's designees in the December 1996 private placement, and received warrants to purchase an aggregate of 154,750 shares of Common Stock (subject to adjustments) out of the total number of warrants issued to Libra. Libra also acted as the Company's placement agent for the private placements of 5.5 million shares of Common Stock (at a price of $2.00 per share) in November 1995 and 600,000 shares of Common Stock (at a price of $4.50 per share) in June 1996. Upon the consummation of the November 1995 and June 1996 private placements, the Company paid Libra an aggregate of $610,000 in commissions and issued to Libra (or its designees) five-year warrants to purchase an aggregate of 267,500 shares of Common Stock (subject to adjustments). The Ravich Revocable Trust of 1989 was Libra's designee in the June 1996 private placement, and received warrants to purchase an aggregate of 30,000 shares of Common Stock (subject to adjustments) out of the total number of warrants issued to Libra. Mr Ravich is the Chairman, CEO and majority shareholder of

Libra and the trustee of the Ravich Trust, and may be deemed to beneficially own the shares held by Libra and the Ravich Trust.

    In November 1997, Fairchild Holding Corp. purchased 40,000 shares of Series B Preferred Stock pursuant to the Company's private placement for an aggregate purchase price of $1,000,000. Jeffrey Steiner, a nominee for the Board of Directors, is the President, Chairman and CEO of RHI Holdings, Inc. the parent company and sole shareholder of Fairchild Holding Corp.

                                   PROPOSAL 2
             AMENDMENT TO THE COMPANY'S CERTIFICATE OF DESIGNATIONS


REASONS FOR PROPOSAL.



    In December 1996, the Company consummated a private placement of 450,000 shares of Series A Preferred Stock for an aggregate purchase price of $11,250,000. In 1997, the Company sought additional funds to satisfy its operational requirements. In connection therewith, in November 1997, the Company consummated a private placement of 240,000 shares of Series B Preferred Stock for an aggregate purchase price of $6,000,000. The Company's Certificate of Designations for the Series A Preferred Stock provides that the Series A Preferred Stock has priority in the payment of dividends and liquidation rights with respect to any other class of the Company's capital stock. In connection with the November 1997 private placement, the Company and the purchasers of the Series B Preferred Stock (the "Purchasers") agreed that the Company would use reasonable efforts to obtain all necessary approvals to cause the Series B Preferred Stock to be PARI PASSU in terms of dividend and liquidation rights with the Series A Preferred Stock. At the time of the private placement of Series B Preferred Stock, the Company received the written consent of all of the then current holders of Series A Preferred Stock to amend the Certificate of Designations for the Series A Preferred Stock to provide for such PARI PASSU rights. However, in order to implement this amendment, Delaware law also requires that the Company obtain the approval of holders of a majority of the outstanding Shares.



DESCRIPTION OF CAPITAL STOCK.



    The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 80.0 million shares of Common Stock and 10.0 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), including 600,000 shares of Series A Preferred Stock and 340,000 shares of Series B Preferred Stock. As of April 8, 1998, approximately 48,722,630 shares of Common Stock were issued and outstanding, 292,825 shares of Series A Preferred Stock were issued and outstanding, and 240,000 shares of Series B Preferred Stock were issued and outstanding.



    COMMON STOCK. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have any cumulative voting rights. Certain rights, privileges and preferences of the Common Stock are subordinate to the rights of holders of the Series A Preferred Stock, the Series B Preferred Stock and any shares of Preferred Stock that may be issued by the Company in the future. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors from time to time out of funds legally available therefore, subject to, among other things, the rights of the outstanding shares of Series A and Series B Preferred Stock. Upon any liquidation, dissolution of winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata all assets available for distribution to its stockholders after payment or provision for payment of debts and other liabilities of the Company and payments, if any, due to the holders of the outstanding shares of Series A and Series B Preferred Stock.



PREFERRED STOCK.



    At April 8, 1998, there were approximately 292,825 shares of Series A Preferred Stock and 240,000 shares of Series B Preferred Stock issued and outstanding.



    OPTIONAL AND AUTOMATIC CONVERSION. Each share of Series A and Series B Preferred Stock is convertible by the holders into shares of Common Stock at any time. In addition, all outstanding shares of Series A Preferred Stock will be automatically converted into shares of Common Stock on December 31, 1999, subject to the satisfaction of certain conditions and events by the Company, or later under certain circumstances. All outstanding shares of Series B Preferred Stock will be automatically converted into shares of Common Stock on November 25, 2000, or at the Company's option, up to one year later.

    Generally, the number of shares of Common Stock to be issued upon conversion of shares of the Series A Preferred Stock is determined by dividing (i) the sum of $25 multiplied by the number of shares being converted, plus accrued and unpaid dividends thereon and any unpaid default payments, by (ii) a conversion price (as determined in the Certificate of Designations for such shares) which is approximately 72% of the then market price of the Common Stock. The then applicable market price generally will be determined as follows: (i) if the holder giving the conversion notice has sold the shares of Common Stock issuable upon conversion, the market price will be the weighted average of the actual selling price at which the holder converting has sold the shares of Common Stock (which may not be less than the lowest trading price on the date of such trade as reported by the Nasdaq SmallCap Market), net of normal and customary commissions and underwriting or dealer spreads or (ii) if the holder giving the conversion notice has not sold such shares of Common Stock issuable upon conversion, the market price will be the average of the daily means between the low trading price and the closing price of the Common Stock for the three consecutive trading days prior to the conversion date. The conversion price is also subject to adjustment for customary dilutive events such as stock splits, stock dividends, reorganizations and certain mergers.



    Generally, the number of shares of Common Stock to be issued upon conversion of shares of the Series B Preferred Stock is determined by dividing (i) the sum of $25 multiplied by the number of shares being converted, plus accrued and unpaid dividends thereon and any unpaid default payments, by (ii) a conversion price (as determined in the Certificate of Designations for such shares) equal to the lower of (a) the average market price of the Common Stock or (b) $1.59 per share. The average market price generally will be the average of the daily closing prices of the Common Stock for the three consecutive trading days prior to the conversion date. The conversion price is also subject to adjustment for customary dilutive events such as stock splits, stock dividends, reorganization and certain mergers.



    VOTING. Holders of the Series A Preferred Stock and the Series B Preferred Stock have the right to vote with the holders of the Common Stock, combined as one class, in the election of directors and on such other matters to be voted on by the stockholders. Each share of Series A Preferred Stock and Series B Preferred Stock has one vote on each matter. In addition, the affirmative vote of 75% of the outstanding shares of Series A Preferred Stock voting separately as a class is required for the consummation of certain business combinations and other extraordinary transactions, amendments or waivers to the Company's Certificate of Designations or amendments to the Company's organizational documents which may have an adverse effect on the rights of the holders of the Series A Preferred Stock. The affirmative vote of 51% of the outstanding shares of Series B Preferred Stock voting separately as a class is required for the consummation of certain business combinations and other extraordinary transactions, amendments or waivers to the Company's Certificate of Designations or amendments to the Company's organizational documents which may have an adverse effect on the rights of the holders of the Series B Preferred Stock.



    DIVIDENDS. Each holder of outstanding shares of the Series A Preferred Stock and the Series B Preferred stock is entitled to receive, out of funds legally available therefor, cumulative dividends on each share at the rate of $1.25 per share per annum, compounded semi-annually and quarterly, respectively, when payable (whether or not declared). The dividends may be paid in cash or additional shares of preferred stock (with each additional share valued at $25.00 per share), at the Company's option. Dividends must be paid on the Series A Preferred Stock and Series B Preferred Stock prior to any dividends being paid on any other class of stock ranking junior thereto. If the proposed amendment is approved, the holders of Series A and Series B Preferred Stock will be PARI PASSU in their entitlement to receive such dividends. Approval of this proposal will also require that if any dividend is declared and paid in cash to the holders of the Series B Preferred Stock, then the Company must give notice to the holders of the Series A Preferred Stock of such fact, and the holders of the Series A Preferred Stock then have the right to elect to receive their next dividend payment in cash.



    LIQUIDATION. In the event of the Company's liquidation, dissolution or winding up (voluntary or otherwise), the holders of the Series A Preferred Stock and the Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of Company assets to the holders of any other class or series of shares, the amount of $25 per share plus any accrued and unpaid dividends. The holders of Series A Preferred Stock currently rank senior to the holders of Series B Preferred Stock with regard to such distribution. Approval of this Proposal would change that priority so that the holders of Series A and Series B Preferred Stock would be entitled to receive such distributions on a PARI PASSU basis.



    DEFAULT PAYMENTS. Pursuant to the registration rights agreement entered into in connection with the sale of the Series A Preferred Stock, the Company is required to pay to each holder a default payment in an amount equal to 3% of the liquidation preference for the Series A Preferred Stock held for any part of each 30-day period in which (i) the Company fails, refuses or is unable to cause the registrable securities covered by the registration statement related thereto to be listed on the exchange on which the Common Stock is traded, (ii) any holder's ability to sell the securities covered by the registration statement related thereto is suspended for more than sixty days in the aggregate, or (iii) the Company does not have a sufficient number of shares of Common Stock available to effect conversion of the Series A Preferred Stock. Any default payment which the Company is required to make may have a material adverse effect on the Company and, if such payment is made by the issuance of additional shares, such issuance may further dilute the ownership interests of the holders of the Common Stock. See "Risk Factors."



    Stockholders are being asked to approve the following resolution amending the Company's Certificate of Designations relating to its Series A Preferred
Stock:



    RESOLVED, an amendment to the Company's Certificate of Designations for 5% Cumulative Convertible Preferred Stock, substantially in the form annexed hereto as Exhibit A, be, and hereby is, approved.



EFFECTS OF PROPOSAL.



    Currently, the Series A Preferred Stock has priority in terms of the payment of dividends and liquidation rights to any other class of the Company's capital stock, including the Series B Preferred Stock and the Common Stock. If this proposal is approved by the required affirmative vote and the Certificate of Designations is amended in accordance herewith, the Series B Preferred Stock will be PARI PASSU with the Series A Preferred Stock in terms of the payment of dividends and liquidation rights. The holders of the Common Stock will not be affected by this amendment. The amendment to the Certificate of Designations will not modify any other material terms of the Series A Preferred Stock.


REQUIRED AFFIRMATIVE VOTE

    Approval of the proposed amendment to the Company's Certificate of Designations requires the affirmative vote of the holders of a majority of the outstanding Shares.


    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO ITS SERIES A PREFERRED STOCK.


                                   PROPOSAL 3
                     AMENDMENT TO THE COMPANY'S AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION


    The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 80 million shares of Common Stock and 10 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), including 600,000 shares of Series A Preferred Stock and 340,000 shares of Series B Preferred Stock. As of April 8, 1998, approximately 48,722,630 shares of Common Stock were issued and outstanding, 292,825 shares of Series A Preferred Stock were issued and outstanding, and 240,000 shares of Series B Preferred Stock were issued and outstanding. In addition, as of the Record Date, approximately 8,512,356 shares of Common Stock (subject to adjustments) were issuable upon the exercise in full of outstanding options and warrants.

    The shares of Series A and Series B Preferred Stock are convertible into shares of Common Stock at any time. See "Proposal 2." Generally, the number of shares of Common Stock to be issued upon conversion of the shares of Series A Preferred Stock is determined by dividing (i) the sum of $25 multiplied by the number of shares being converted, plus accrued and unpaid dividends thereon and any unpaid default payments, by (ii) a conversion price (as determined in the certificate of designation for such shares) which is approximately 72% of the then market price of the Common Stock. The then applicable market price generally will be determined as follows: (i) if the holder giving the conversion notice has sold the shares of Common Stock issuable upon conversion, the market price will be the weighted average of the actual selling price at which the holder converting has sold the shares of Common Stock (which may not be less than the lowest trading price on the date of such trade as reported by the Nasdaq SmallCap Market), net of normal and customary commissions and underwriting or dealer spreads or (ii) if the holder giving the conversion notice has not sold such shares of Common Stock issuable upon conversion, the market price will be the average of the daily means between the low trading price and the closing price of the Common Stock for the three consecutive trading days prior to the conversion date. The conversion price is also subject to adjustment for customary dilutive events such as stock splits, stock dividends, reorganizations and certain mergers. Generally, the number of shares of Common Stock to be issued upon conversion of the shares of Series B Preferred Stock is determined by dividing (i) the sum of $25 multiplied by the number of shares being converted, plus accrued and unpaid dividends thereon and any unpaid default payments, by (ii) a conversion price (as determined in the certificate of designation for such shares) equal to the lower of (a) the average market price of the Common Stock or (b) $1.59 per share. The average market price generally will be the average of the daily closing prices of the Common Stock for the three consecutive trading days prior to the conversion date. The conversion price is also subject to adjustment for customary dilutive events such as stock splits, stock dividends, reorganizations and certain mergers. Assuming all of the shares of Series A Preferred Stock and Series B Preferred Stock outstanding as of April 8, 1998 were converted on such date, the Company would be obligated to issue approximately 9,150,781 shares of Common Stock based upon the assumed conversion of all of the 292,825 shares of Series A Preferred Stock then outstanding, using the conversion price of $0.80 per share, and approximately 5,383,097 shares of Common Stock based upon the assumed conversion of all of the 240,000 shares of Series B Preferred Stock, using the conversion price of $1.1146 per share. The closing price of the stock on each of April 6, 7 and 8 was 1.0938, 1.125 and 1.125, respectively.



    Pursuant to a registration rights agreement entered into by the Company in connection with the sale of the Series A Preferred Stock, the Company is required to pay to each then outstanding holder a default payment in an amount equal to 3% of the liquidation preference for the shares of Series A Preferred Stock (which is $25 per share) which they hold for any part of each 30-day period in which, among other things, the Company does not have a sufficient number of shares of Common Stock available to effect conversion of the Series A Preferred Stock. The Company currently estimates that it has approximately, 31,277,370 shares of Common Stock available for issuance upon the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and exercise of outstanding options and warrants. If all such convertible securities were converted or exercised as of the Record Date, the Company would be required to issue approximately 23,046,234 shares of Common Stock. THERE ARE NO LIMITATIONS ON THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY MAY BE REQUIRED TO ISSUE IN CONNECTION WITH THE CONVERSION OF THE SERIES A AND SERIES B PREFERRED STOCK. If the conversion prices of the Series A and Series B Preferred Stock are substantially lower than those effective on the Record Date (due to a drop in the market price of the Common Stock), the Company may not have enough shares to meet its conversion obligations, and could be obligated to make the aforementioned default payments.


    Approval of this Proposal will increase the number of authorized shares of the Company's Common Stock from 80,000,000 shares to 100,000,000 shares. THE BOARD OF DIRECTORS CONSIDERED AND UNANIMOUSLY CONCLUDED THAT THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WAS ADVISABLE AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL. Stockholders are being asked to approve the following resolution amending the Company's Amended and Restated Certificate of Incorporation:

    RESOLVED, that Article Fourth, paragraph (a) of the Company's Amended and Restated Certificate of Incorporation, shall be amended and restated in its entirety as follows:

        "FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 of which 100,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share."

The remainder of Article Fourth shall remain unchanged.


    The Board of Directors considers the proposed increase in the number of authorized shares to be desirable because it will give the Company with the authority to issue, without obtaining stockholder approval, additional shares of Common Stock in connection with, and in furtherance of, among other things the following: (a) satisfying its obligations with respect to the issuance of shares of Common Stock upon the conversion of shares of Series A and Series B Preferred Stock and the exercise of other convertible securities, (b) raising additional funds, if necessary and (c) satisfying general corporate purposes (whether in the nature of stock dividends and splits, acquisitions, employee benefits or other corporate purposes). If this proposal is approved, it will allow the Company to issue shares of Common Stock from time to time for such purposes and for such consideration as the Board may approve without the expense and delay which would arise if stockholder approval was needed to increase the number of shares of Common Stock available for issuance. At present, if all convertible securities were exercised or converted into Common Stock, the Company estimates that it would have only approximately 8,231,136 authorized shares available for issuance.



    The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share, if any, and on the equity of the present holders of the Company's capital stock and their voting rights. The increase in authorized shares of Common Stock available for issuance also could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other business combination directed at the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company. In addition, as of the date of this Proxy Statement, the Board of Directors has no present plans, agreement or arrangement, to issue any additional shares of Common Stock for any purpose other than for conversion of Series A or Series B Preferred Stock or the exercise of outstanding options and warrants.


REQUIRED AFFIRMATIVE VOTE

    Approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding Shares and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting separately as a class.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

                                   PROPOSAL 4
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Since August 1996, Price Waterhouse LLP has served as the Company's independent accountants. In 1996, the Company appointed Price Waterhouse LLP to re-audit the Company's financial statements for the year ended December 31, 1995 for the reasons set forth below and to audit the Company's 1996 financial statements. In 1997, upon the recommendation of the Audit Committee, the Board of Directors appointed Price Waterhouse LLP as its independent accountants for the year ending December 31, 1998. Stockholders are being asked to ratify this action by the Board. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

    Certain information related to the resignation of KPMG Peat Marwick LLP in 1996 and the appointment of Price Waterhouse LLP in 1996 is set forth below.

    RESIGNATION OF PEAT MARWICK LLP. On August 2, 1996, the Company received a letter from KPMG Peat Marwick LLP ("Peat Marwick") stating that it was resigning as the independent auditors for the Company. Peat Marwick advised the Company that it was resigning as the Company's independent auditors following discussions between Peat Marwick and the staff of the Securities and Exchange Commission regarding the independence of Peat Marwick in light of consulting services provided to the Company at that time by KPMG BayMark Capital LLC.

    In connection with the Company's audit for the year ended December 31, 1995, and during the subsequent periods through August 2, 1996, there were no disagreements with Peat Marwick on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to Peat Marwick's satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit report of Peat Marwick on the consolidated financial statements of the Company as of and for the year ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty with respect to its audit scope or accounting principles.

    APPOINTMENT OF PRICE WATERHOUSE LLP. On August 14, 1996, the Company appointed Price Waterhouse LLP as its independent accountants. The retention of Price Waterhouse LLP was approved by the Board of Directors of the Company. During the two years ended December 31, 1995, and during subsequent periods, neither the Company nor any person on its behalf consulted with Price Waterhouse LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements related thereto.

    The audit of Price Waterhouse LLP of the Company's 1995 consolidated financial statements did not result in any changes to such financial statements, and the related audit report of Price Waterhouse LLP did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty with respect to its audit scope or accounting principles.

REQUIRED AFFIRMATIVE VOTE

    Ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998 requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                         PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal requested to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, no later than December 21, 1998. The Board of Directors will review any stockholder proposal received in accordance herewith and will determine whether such proposal is appropriate and satisfies the applicable requirements for inclusion in the Company's proxy statement for its next Annual Meeting of Stockholders.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company has retained Skinner & Co., a firm specializing in the solicitation of proxies, to assist the Company in the solicitation of proxies at a fee estimated to be approximately $8,000 in the aggregate, including expenses. Directors, officers and employees of the Company may make additional solicitations in person or by telephone in respect to the Meeting without additional expenses to the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other matter which may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment in respect to any such matter.

    Copies of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, including any amendments thereto, and the notice of annual meeting of stockholders, proxy statement and proxies, are available upon written request, without cost, from the Company's principle executive offices at 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 (Attention: Corporate Secretary), Telephone (650) 802-7888.

    Stockholders are urged to complete, sign, date and return the each enclosed applicable proxy (or proxies) promptly in the envelope provided, regardless of whether or not you expect to attend the Annual Meeting. The prompt return of such proxy or proxies, as the case may be, will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Guido DiGregorio


                                          Guido DiGregorio, President

April   , 1998

                                                                       EXHIBIT A

                      AMENDED CERTIFICATE OF DESIGNATIONS
                                       OF
                   5% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                     COMMUNICATION INTELLIGENCE CORPORATION

It is hereby certified that:

    1. The name of the corporation is Communication Intelligence Corporation (the "Corporation").

    2. The original Certificate of Designations of 5% Cumulative Convertible Preferred Stock of the Corporation (the "Certificate of Designations") was filed with the Secretary of State of the State of Delaware on December 27, 1996.

    3. The Certificate of Designations is hereby amended as follows:

        The first sentence of Section 1(a) of the Certificate of Designations shall be amended and restated in its entirety as follows:

           "(a) CUMULATIVE. The holders of the Preferred Shares shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $1.25 per share per annum compounded semi-annually when payable (whether or not declared), payable on the Conversion Commencement Date (as defined below) and semi-annually every six (6) months thereafter (each a "Dividend Payment Date"), when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of stock of the Corporation other than shares of the Corporation's Series B Cumulative Convertible Preferred Stock designated by that certain Certificate of Designations filed with the Secretary of State of the State of Delaware on November 25, 1997 ("Series B Preferred")."

        Section 1(b) of the Certificate of Designations shall be amended and restated in its entirety as follows:

           "(b) CASH OR PIK. Any dividend payable on the outstanding Preferred Shares may be paid, at the option of the Corporation, either (i) in cash or (ii) in additional Preferred Shares (with each new Preferred Share valued at $25 per share); PROVIDED, however, that if the Corporation shall fail to pay any dividend on a Dividend Payment Date, the amount of such dividend shall be added to the Liquidation Preference (as defined below) for such Preferred Shares, and FURTHER PROVIDED that if any dividend on the Series B Preferred shall be declared to be paid in cash, then (i) the Corporation shall give the holders of the Preferred Shares notice of such cash dividend payment not later than 5 days prior to the date such dividend is to be paid and (ii) each holder of Preferred Shares shall have the option of receiving the next dividend payment payable on the Preferred Shares in cash."

        Section 2 of the Certificate of Designations shall be amended and restated in its entirety as follows:

           "2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares other than the Series B Preferred (which shall be on a PARI PASSU basis with the Preferred Shares), the amount of $25 per share plus any accrued but unpaid dividends (with dividends deemed accrued on a per diem basis through the date of such event and thereafter even if such event or any distribution is not on a Dividend Payment Date) (the "Liquidation Preference")."

    4. The foregoing amendments to the Certificate of Designations herein certified have been duly adopted in accordance with the provisions of Section 151(g), 228 and 242 of the General Corporation Law of Delaware.

Dated as of June 1, 1998

                                COMMUNICATION INTELLIGENCE CORPORATION

                                By:
   -----------------------------------------------------------------------------

                                    Philip S. Sassower
                                   Office of the Chief Executive

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     COMMUNICATION INTELLIGENCE CORPORATION

    It is hereby certified that:

    1. The name of the corporation (hereinafter called the "Corporation") is Communication Intelligence Corporation.

    2. The certificate of incorporation of the Corporation is hereby amended by striking out paragraph (a) of Article Fourth thereof and by substituting in lieu of said paragraph the following new paragraph:

       "FOURTH: (a) The total number of shares which the Corporation shall have authority to issue is 110,000,000 of which 100,000,000 shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share."

The balance of Article Fourth shall remain unchanged.

    3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated as of June 1, 1998.

                                          --------------------------------------

                                          Name:
                                          Title:

                                  COMMON STOCK

                                     PROXY

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF STOCKHOLDERS ON JUNE 1, 1998.

    The undersigned does hereby appoint Guido DiGregorio, Philip S. Sassower and James Dao, and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Communication Intelligence Corporation (the "Company") held of record by the undersigned on April 8, 1998 (the "Record Date") in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on June 1, 1998 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of
Stockholders and Proxy Statement dated April       , 1998, hereby revoking all
proxies heretofore given with respect to such shares.

1.   ELECTION OF           FOR all nominees listed below   WITHHOLD AUTHORITY
     DIRECTORS:            / /                             / /
                           (EXCEPT AS MARKED TO THE        TO VOTE FOR ALL
                           CONTRARY BELOW)                 NOMINEES LISTED
                                                           BELOW
      (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

           MICHAEL A. BRAUN       GUIDO DIGREGORIO JESS    PHILIP S. SASSOWER       JEFFREY STEINER
           JAMES DAO              M. RAVICH                                         CHIEN BOR (C.B.) SUNG

2.   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO
     ITS FIRST SERIES OF 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK TO MODIFY
     THE DIVIDEND AND LIQUIDATION RIGHTS.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

3.   PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
     INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

4.   PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE
     COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

5. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting.

    The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4. The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting of Stockholders to be held on
June 1, 1998, the Company's Proxy Statement dated April   , 1998 (and the
accompanying proxy), and the Company's 1997 Annual Report to Stockholders.

Dated:
----------------------------------------,
1998
                                          --------------------------------------
                                                       (Signature)

                                          --------------------------------------
                                              (Additional signature, if held
                                                         jointly)

                                          --------------------------------------
                                                  (Title, if applicable)
                                          Please date and sign exactly as your
                                          name appears hereon. If your shares
                                          are held as joint tenants, both must
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian or in any similar capacity,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer, giving title. If a
                                          partnership, please sign in
                                          partnership name by an authorized
                                          person.

                                          PLEASE COMPLETE, DATE, SIGN AND RETURN
                                          THE PROXY CARD PROMPTLY USING THE
                                          ENCLOSED ENVELOPE.

                            SERIES A PREFERRED STOCK

                                     PROXY

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF STOCKHOLDERS ON JUNE 1, 1998.

    The undersigned does hereby appoint Guido DiGregorio, Philip S. Sassower and James Dao, and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of the first series of 5% Cumulative Convertible Preferred Stock of Communication Intelligence Corporation (the "Company") held of record by the undersigned on April 8, 1998 (the "Record Date") in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on June 1, 1998 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy
Statement dated April   , 1998, hereby revoking all proxies heretofore given
with respect to such shares.

1.         ELECTION OF DIRECTORS:        FOR all nominees listed below / /
                                         (EXCEPT AS MARKED TO THE CONTRARY BELOW)
           (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

1.         WITHHOLD AUTHORITY / /

           TO VOTE FOR ALL NOMINEES LISTED BELOW

           MICHAEL A. BRAUN       GUIDO DIGREGORIO         PHILIP S. SASSOWER       JEFFREY STEINER
           JAMES DAO              JESS M. RAVICH                                    CHIEN BOR (C.B.) SUNG

2.         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO ITS FIRST
           SERIES OF 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK TO MODIFY THE DIVIDEND AND RIGHTS
           LIQUIDATION RIGHTS.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

3.         PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

2.
3.


4.         PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
           INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

5.         In their discretion, the proxy are authorized to vote upon such other matters as may properly come before the Annual Meeting.

    The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4. The undersigned hereby acknowledges receipt of the
Company's Notice of Annual Meeting of Stockholders to be held on June 1, 1998, the Company's
Proxy Statement dated April   , 1998 (and the accompanying proxy), and the Company's 1997 Annual
Report to Stockholders.

4.
5.
    The u
confirms
or cause
manner di
be voted
Company's
Proxy Sta
Report to


Dated: ----------------------------------------------------, 1998
                                                                         -----------------------------------------------------------
                                                                                                 (Signature)

                                                                         -----------------------------------------------------------
                                                                                   (Additional signature, if held jointly)

                                                                         -----------------------------------------------------------
                                                                                           (Title, if applicable)
                                                                         Please date and sign exactly as your name appears hereon.
                                                                         If your shares are held as joint tenants, both must sign.
                                                                         When signing as attorney, executor, administrator, trustee or in guardian or any similar capacity, please give full
                                                                         title as such. If a corporation, please sign in full
                                                                         corporate name by president or other authorized officer,
                                                                         giving title. If a partnership, please sign in partnership name by an authorized person.

                                                                         PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD
                                                                         PROMPTLY USING THE ENCLOSED ENVELOPE.

                            SERIES B PREFERRED STOCK

                                     PROXY

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF STOCKHOLDERS ON JUNE 1, 1998.

    The undersigned does hereby appoint Guido DiGregorio, Philip S. Sassower and James Dao, and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Series B 5% Cumulative Convertible Preferred Stock of Communication Intelligence Corporation (the "Company") held of record by the undersigned on April 8, 1998 (the "Record Date") in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on June 1, 1998 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached
Notice of Annual Meeting of Stockholders and Proxy Statement dated April   ,
1998, hereby revoking all proxies heretofore given with respect to such shares.

1.         ELECTION OF DIRECTORS:        FOR all nominees listed below / /
                                         (EXCEPT AS MARKED TO THE CONTRARY BELOW)
           (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

1.         WITHHOLD AUTHORITY / /

           TO VOTE FOR ALL NOMINEES LISTED BELOW

           MICHAEL A. BRAUN       GUIDO DIGREGORIO         PHILIP S. SASSOWER       JEFFREY STEINER CHIEN BOR
           JAMES DAO              JESS M. RAVICH                                    (C.B.) SUNG

2.         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO ITS FIRST
           SERIES OF 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK TO MODIFY THE DIVIDEND AND RIGHTS
           LIQUIDATION RIGHTS.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

3.         PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

2.
3.


4.         PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
           INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

5.         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting.

    The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4. The undersigned hereby acknowledges receipt of the
Company's Notice of Annual Meeting of Stockholders to be held on June 1, 1998, the Company's
Proxy Statement dated April   , 1998 (and the accompanying proxy), and the Company's 1997 Annual
Report to Stockholders.

4.
5.
    The u
confirms
or cause
manner di
be voted
Company's
Proxy Sta
Report to


Dated: ----------------------------------------------------, 1998
                                                                         -----------------------------------------------------------
                                                                                                 (Signature)

                                                                         -----------------------------------------------------------
                                                                                   (Additional signature, if held jointly)

                                                                         -----------------------------------------------------------
                                                                                           (Title, if applicable)
                                                                         Please date and sign exactly as your name appears hereon.
                                                                         If your shares are held as joint tenants, both must sign.
                                                                         When signing as attorney, executor, administrator, trustee or in guardian or any similar capacity, please give full
                                                                         title as such. If a corporation, please sign in full
                                                                         corporate name by president or other authorized officer,
                                                                         giving title. If a partnership, please sign in partnership name by an authorized person.

                                                                         PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD
                                                                         PROMPTLY USING THE ENCLOSED ENVELOPE.